Exhibit 5.01

[Fenwick & West LLP Letterhead]

March 26, 2012

Vocera Communications, Inc.

525 Race Street

San Jose, California 95126

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-175932) (the “Registration Statement”) filed by Vocera Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on August 1, 2011, as subsequently amended on September 14, 2011, February 24, 2012, March 13, 2012 and March 26, 2012, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 6,612,500 shares of the Company’s Common Stock (the “Stock”) consisting of (i) 5,000,000 shares of the Company’s Common Stock that will be issued by the Company (the “Company Shares”) and (ii) up to 1,612,500 shares of the Company’s Common Stock (collectively, the “Selling Stockholders Shares”) that will be sold by certain selling stockholders of the Company (the “Selling Stockholders”), which number of Selling Stockholders Shares includes (a) an aggregate of up to 1,532,396 presently issued and outstanding shares to be sold by certain Selling Stockholders and (b) an aggregate of up to 80,104 shares which are not now issued or outstanding but are issuable upon the net exercise of outstanding options and warrants held by certain Selling Stockholders.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	a copy of the Restated Certificate of Incorporation of the Company approved by the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) on or about March 7, 2012, which the Company filed with the Delaware Secretary of State on March 26, 2012 in order to effectuate a reverse stock split, which is certified by the Company in the Management Certificate and was certified by the Delaware Secretary of State on March 26, 2012 (the “Reverse Split Restated Certificate”);

(2)	a copy of the Restated Certificate of Incorporation approved by the Board on July 20, 2011 and the Stockholders on or about March 7, 2012 and which the Company intends to file and that will be effective upon the consummation of the sale of the Stock (the “Post-Effective Restated Certificate”), which is certified by the Company in the Management Certificate;

(3)	a copy of the Company’s current Bylaws, which are certified by the Company in the Management Certificate (the “Current Bylaws”);

(4)	a copy of the Restated Bylaws of the Company approved by the Board on October 26, 2011 and by the Stockholders on or about March 7, 2012 and which the Company adopted in connection with and which will become effective upon the consummation of the sale of the Stock (the “Post-Effective Restated Bylaws”), which are certified by the Company in the Management Certificate;

(5)	the Registration Statement, together with the Exhibits filed as a part thereof;

(6)	the preliminary prospectus, dated March 13, 2012, prepared in connection with the Registration Statement (the “Prospectus);

(7)	the underwriting agreement to be entered into by and among the Company, the Selling Stockholders and J.P. Morgan Securities Inc. and Piper Jaffray & Co., as representatives of the several underwriters;

(8)	copies of minutes of meetings of, and actions by the written consent of, the Board of and the Stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Reverse Split Restated Certificate, (ii) the Post-Effective Restated Certificate (iii) the Current Bylaws, (iv) the Post-Effective Restated Bylaws, (v) the Registration Statement and the authorization, issuance and sale of Stock by the Company pursuant to the Registration Statement, (vi) the authorization and issuance by the Company of the outstanding Company Shares, (vii) the authorization and issuance by the Company of Selling Stockholder Shares (or the authorization of the issuance by the Company of Selling Stockholder Shares consisting of shares of Stock issuable upon exercise of currently outstanding options or warrants) that are to be sold by the Selling Stockholders pursuant to the Registration Statement and (viii) stock, stock option or other plans and agreements and warrants under which Selling Stockholders Shares have been, or are to be, issued by the Company;

(9)	the stock records for the Company that the Company has provided to us (consisting of a list of the stockholders, optionholders and warrantholders of the Company that was prepared by the Company and provided to us as of even date herewith and a list of any outstanding options, warrants or other rights to purchase the Company’s capital stock, and verifying the number of such issued and outstanding securities);

(10)	the agreements pursuant to which the Selling Stockholders Shares were originally issued or may be issuable;

(11)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated of even date herewith, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”);

(12)	a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”); and

(13)	the custody agreements, irrevocable election to sell, and powers of attorney signed by the Selling Stockholders in connection with the sale of the Selling Stockholders Shares described in the Registration Statement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

The Company’s capital stock is uncertificated. We assume that issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the shares of Stock will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Securities and Exchange Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

1.	the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware;

2.	the up to 5,000,000 Company Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s Board of Directors and to be adopted by the Pricing Committee of the Company’s Board of Directors, will be validly issued, fully paid and nonassessable;

3.	the up to 1,532,396 Selling Stockholders Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

4.	the up to 80,104 Selling Stockholders Shares to be issued by the Company upon the net exercise of options and warrants by certain Selling Stockholders and to be sold by the Selling Stockholders pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Company’s Board of Directors and to be adopted by the Pricing Committee of the Company’s Board of Directors, will be, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ FENWICK & WEST LLP

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